                                                                     EXHIBIT 2.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH (I) THE EXPRESS TERMS HEREOF AND (II) THAT CERTAIN AGREEMENT BY AND BETWEEN HOLDER (AS DEFINED BELOW) AND THE COMPANY (AS DEFINED BELOW) DATED AS OF THE DATE HEREOF, AND THEN ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATES' SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.



THIS WARRANT IS SUBJECT TO THAT CERTAIN AGREEMENT DATED AS OF THE DATE HEREOF BY AND BETWEEN HOLDER (AS DEFINED BELOW) AND THE COMPANY (AS DEFINED BELOW) WHICH CONTAINS PROVISIONS RESTRICTING THE TRANSFERABILITY OF THE WARRANTS TO CERTAIN PERSONS OR ENTITIES AND PROVIDES THE COMPANY WITH A RIGHT OF FIRST REFUSAL TO ACQUIRE THE WARRANTS UPON CERTAIN PROPOSED TRANSFERS BY HOLDER.


                              IMCO RECYCLING INC.



                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------


July 21, 1998                                              Certificate No. ____
                                                           Void on July 21, 2002


     This Common Stock Purchase Warrant (the "Warrant") is issued as of the 21st day of July, 1998, by IMCO Recycling Inc., a Delaware corporation (the "Company"), to _______________________ (the "Holder").

     WHEREAS, the Company and the Holder are parties to that certain Memorandum of Purchase and Sale Agreement dated as of July 21, 1998 (the "Agreement") pursuant to which the Company purchased all of the outstanding capital stock of U.S. Zinc Corporation; and

     WHEREAS, the Company and the Holder have agreed under the Agreement that the Company will issue this Warrant under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows.

     Part 1.  Issuance and Sale of Warrant.


     Subject to the terms and conditions hereof, the Company hereby grants to the Holder the right to purchase from the Company in the manner prescribed herein an aggregate of ____________ shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock") at an exercise price of $19.04 per share. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     Capitalized terms not defined herein shall have such meaning as defined in the Agreement.

     Part 2.  Exercise of Warrant.


     2A. Exercise Period. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time in the following cumulative installments of shares of Common Stock, but, subject to the provisions of paragraph 2F hereof, no sooner than as follows:


                                                         Number of
                           Exercise Date              Purchase Rights
                           -------------              ---------------

              1.  On and after January 1, 1999   Up to 25% of the total shares
                                                 purchasable under this Warrant.


              2.  On and after January 1, 2000   Up to an additional 25% of the
                                                 total shares purchasable under
                                                 this Warrant.


              3.  On and after January 1, 2001   Up to an additional 25% of the
                                                 total shares purchasable under
                                                 this Warrant.


              4.  On and after January 1, 2002   Up to an additional 25% of the
                                                 total shares purchasable under
                                                 this Warrant.


              The purchase rights represented by this Warrant may be exercised at any time and from time to time as set forth above up to and including July 21, 2002, which is the fourth anniversary of the Closing Date (the "Exercise Termination Date"), after which date this Warrant shall terminate and no longer be exercisable.


     2B.      Exercise Procedure.

              (i) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):


                    (a) a completed Exercise Agreement, as described in
                        paragraph 2C below, executed by the Holder, exercising all or part of the shares then vested pursuant to paragraph 2A above (the "Purchaser");


                    (b) this Warrant; and


                    (c) a cashier's check payable to the Company in an amount in
                        U.S. dollars equal to the Exercise Price (as such term is defined in

                        Part 3 hereof) multiplied by the number of shares of Common Stock being purchased upon such exercise. In lieu of the payment required by this paragraph 2B(i)(c), Holder may exercise the Conversion Right set forth in paragraph 2E hereof.


              (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within three (3) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights, formerly represented by this Warrant, which have not expired or been exercised and will, within such three-day period, deliver such new Warrant to the Holder.


              (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.


              (iv) The Company will pay all taxes (other than any income taxes or other similar taxes), if any, attributable to the initial issuance of the Warrant and the issuance of the shares of Common Stock upon the exercise of the Warrant, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of the issuance or delivery of any Warrant, or the transfer thereof, and no such issuance, delivery or transfer shall be made unless and until the person requesting such issuance or transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that no such tax is payable or such tax has been paid. Each share of Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.


              (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.


     2C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement, substantially in the form set forth in Exhibit I hereto, will be completed and executed, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, a new Warrant for the unexercised portion of the purchase rights hereunder shall be delivered to the Holder. Such Exercise Agreement will be dated the actual date of execution thereof.

     2D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 2A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within seven (7) days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Market Price (as defined hereinbelow) of such fractional share as of the date of the Exercise Time and the Exercise Price with respect to such fractional share.


              "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic national securities exchanges on which such security may at the time be listed, or, if there have been no sales on all such exchanges on any day, the average of the closing bid and asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the closing sale price on such day in the Nasdaq Stock Market, or if there is no closing sale price the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the OTC Bulletin Board, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which Market Price is being determined and the twenty (20) consecutive business days prior to such day; provided that if such security is listed on any domestic national securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic national securities exchange or quoted in the Nasdaq Stock Market or the domestic over-the-counter market, the Market Price will be the fair value thereof determined jointly by the Company and the Holder; provided that if such parties are unable to reach agreement within a reasonable time, such fair value will be determined in good faith by the Company as of the Exercise Time.


     2E.      Right to Convert Warrants.



              (i) The Holder shall have the right to convert this Warrant (the "Conversion Right") at any time and from time to time to the extent the purchase rights with respect to the shares hereunder have vested pursuant to paragraph 2A (or earlier if the exercisability of this Warrant is accelerated pursuant to paragraph 2F) and prior to the expiration of the Exercise Termination Date, into shares of Common Stock as provided for in this paragraph 2E. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (a) the value of the purchase rights with respect to the vested shares under this Warrant to be converted at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for such shares to be converted in effect immediately prior to the exercise of the Conversion Right from the product obtained by multiplying such number of shares of Common Stock to be converted by the Market Price per share of Common Stock determined as of the immediately preceding business day) by (b) the

                    Market Price per share of Common Stock determined as of the immediately preceding business day.


              (ii) The Conversion Right may be exercised by the Holder at any time prior to its expiration on any business day by delivering a written notice in the form attached hereto as
                    Exhibit II (the "Conversion Notice") to the Company, exercising the Conversion Right and specifying (a) the total estimated number of shares of Common Stock the Holder proposes to acquire pursuant to such conversion and (b) a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such purchase. Following receipt of the Conversion Notice, the Company shall notify Holder of the Company's calculation of the Market Price and, if sufficient vested shares are available to Holder to acquire the number of shares of Common Stock specified in the Conversion Notice, shall notify Holder that such exercise of the Conversion Right has been accepted.


              (iii) At any closing under paragraph 2E(ii) hereof, (a) the Holder will surrender this Warrant and (b) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fractional share, as provided in paragraph 2D above. In the event and to the extent that this Warrant has not been converted in full, then the Company shall prepare and deliver a new Warrant evidencing the rights hereunder which have not previously expired, been exercised or converted, in accordance with paragraph 2B(ii) hereof or this paragraph 2E.


     2F. Acceleration on Change in Control. In the event of a Change in Control, then notwithstanding any other provision in this Warrant to the contrary, all outstanding and unexercised purchase rights and conversion rights represented by this Warrant shall thereupon automatically be accelerated and exercisable in full.


              For purposes of this Warrant, "Change in Control" shall mean the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, all or substantially all of the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of the outstanding common stock or equivalent entity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is described in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934) or any "group" (as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire board of directors of the Company, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.


     Part 3. Adjustment of Exercise Price and Number of Shares. The initial Exercise Price as set forth in Part 1 shall be subject to adjustment from time to time as provided in this Part 3 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Part 3.


     3A. Subdivision or Combination of Common Stock. If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. In the event of any adjustment of the total number of shares of Common Stock obtainable upon the exercise of the unexercised portion of the Warrant pursuant to this paragraph 3A, the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock covered by the Warrant immediately after such adjustment into the total amount payable upon exercise of the Warrant in full immediately prior to such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.


     3B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, statutory share exchange, consolidation, merger or sale of all or substantially all of the Company's assets, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision such that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Holder's Warrant had such Organic Change not taken place.

     3C. Certain Events. If any event occurs of the type contemplated by the provisions of this Part 3 but not expressly provided for by such provisions, then the Company will make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder of the Warrant.


     3D.      Notices.

              (i) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder.


              (ii) The Company will give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution on the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.


              (iii) The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.


     Part 4. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Part 5.  Transfer of Warrants.


     5A. Investment Purposes. By accepting this Warrant, the Holder hereby agrees that such Warrant, and any shares of Common Stock issuable hereunder, will be held for investment purposes only and not with a view to resale. This paragraph 5A shall be binding upon the Holder and his or her heirs, personal representatives, successors and assigns.


     5B. Transferability. The transferability of this Warrant is restricted by the terms of that certain Agreement, dated as of July 21, 1998, by and between Holder and the Company, except for assignments occurring by operation of law. In case of any such transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person so entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause a Warrant to be transferred on its books to any person, unless (i) such Warrant and the shares of Common Stock issuable upon exercise of such Warrant are registered under a valid and effective registration statement under the Securities Act of 1933, as amended, and applicable state blue sky laws or
              (ii) the Company receives a written opinion of counsel satisfactory to the Company that registration is not required under such act. Any shares of Common Stock issued pursuant to this Warrant shall bear legends describing, among other things, such restrictions on transfer, except to the extent such shares are registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or at or following such time as such shares are otherwise transferrable without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission.


     Part 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal executive offices of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the date of issuance thereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All such Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     Part 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being deemed satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Part 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally or by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices, and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of the Company (unless otherwise indicated by the Holder).

     Part 9. Successors and Assigns. The terms, provisions and rights evidenced by this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective heirs, legal representatives, successors and permitted assigns.

     Part 10. Amendments and Waivers. Except for the number of shares of Common Stock purchasable under this Warrant and except for the Exercise Price, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of sixty-six and two thirds (66 2/3%) of the total number of shares of Common Stock issuable pursuant to this Warrant and other warrants of like tenor and effect (except for variations necessary to express the name of the holder) issued of even date herewith. Any waiver or amendment effected in accordance with this Part 10 shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding

(including any
securities into which such shares have been converted or exchanged), each future holder of all such shares of Common Stock, and the Company.

     Part 11. Descriptive Headings; Governing Law. The descriptive headings of the several parts and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.


                            *          *          *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date first set forth above.

                                        IMCO RECYCLING INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




[Corporate Seal]



Attest:

-------------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                   EXHIBIT I
                                   ---------


                              EXERCISE AGREEMENT
                              ------------------


To:                                         Dated:
   ----------------------------------             -----------------------------



     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. _____), hereby agrees to subscribe for and purchase _______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the Exercise Price per share provided by such Warrant.


                                       Signature:
                                                 -------------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                  EXHIBIT II
                                  ----------


                               CONVERSION NOTICE
                               -----------------


                 (To be executed upon conversion of Warrant.)


     The undersigned hereby irrevocably elects to exercise the Conversion Right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders in payment for such shares this Warrant Certificate, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______ whose address is ______________________________________________________ and that such certificate (or any payment in lieu thereof) be delivered to _____________________ whose address is ____________________________________.



Dated:
      ---------------------         -------------------------------------
                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of the Warrant.)